Filed Pursuant to Rule 424(b)(2)

Registration No. 333-222847

Prospectus Supplement

to Prospectus dated February 12, 2018

$750,000

Dolphin Entertainment, Inc.

Common Stock

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We are offering $750,000 of shares of our common stock, par value $0.015 per share, at an offering price per share of $3.00.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.” The last reported sale price of our common stock on the Nasdaq Capital Market on September 18, 2018 was $2.59 per share.

Investing in our common stock involves a high degree of risk. See the risks described in the “Risk Factors” section on page 7 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the base prospectus, respectively.

This offering is being made without an underwriter or a placement agent, and we will not be paying any underwriting discounts or commissions in connection with this offering. We will receive proceeds from the sale of these shares of $750,000 before deducting customary offering expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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Prospectus Supplement dated September 19, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Dolphin,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Dolphin Entertainment, Inc., a Florida corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement and the documents incorporated herein may add, update or change information contained in the base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the base prospectus. You should read carefully this prospectus supplement, the base prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the base prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the shares of common stock offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents incorporated herein by reference.

Our Company

Overview

We are a leading independent entertainment marketing and premium content development company. Through our recent acquisition of 42West, LLC in March 2017, we provide expert strategic marketing and publicity services to all of the major film studios, and many of the leading independent and digital content providers, as well as for hundreds of A-list celebrity talent, including actors, directors, producers, recording artists, athletes and authors. The strategic acquisition of 42West brings together premium marketing services with premium content production, creating significant opportunities to serve our respective constituents more strategically and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming primarily aimed at family and young adult markets.

Entertainment Publicity

42West

Through 42West, an entertainment public relations agency, we offer talent, entertainment and targeted marketing and strategic communications services. In addition, we provide brand marketing and digital marketing services. Prior to its acquisition, 42West grew to become one of the largest independently-owned public relations firms in the entertainment industry. Among other benefits, we believe that the 42West acquisition will strengthen and complement our current content production business, while expanding and diversifying our operations. We believe that having marketing expertise in-house will allow us to review a prospective project’s marketing potential prior to making a production commitment. Furthermore, for each project greenlit for production, we can potentially create a comprehensive marketing plan before the start of principal photography, allowing for relevant marketing assets to be created while filming. Therefore, we believe the marketing of our projects can begin much sooner than the delivery of a finished film or series.

Our public relations and marketing professionals at 42West develop and execute marketing and publicity strategies for hundreds of movies and television shows as well as for individual actors, filmmakers, recording artists, and authors. Through 42West, we provide services in the following areas:

Talent

We focus on creating and implementing strategic communication campaigns for performers and entertainers, including television and film stars, recording artists, authors, models, athletes, and theater actors. Our talent roster includes Oscar- and Emmy-winning actors, Grammy-winning singers and musicians and New York Times best-selling authors. Our services in this area include ongoing strategic counsel, media relations, studio, network, charity, corporate liaison and event and tour support.

Entertainment and Targeted Marketing

We provide marketing direction, public relations counsel and media strategy for productions (including theatrical films, DVD and VOD releases, television programs, and online series) as well as content producers, ranging from individual filmmakers and creative artists to production companies, film financiers, DVD distributors, and other entities. Our capabilities include worldwide studio releases, independent films, television programming and web productions. We provide entertainment marketing services in connection with film festivals, awards campaigns, event publicity and red carpet management. In addition, we provide targeted marketing and publicity services that are tailored to reach diverse audiences. Our clients include major studios and independent producers for whom we create strategic multicultural marketing campaigns and provide strategic guidance aimed at reaching diverse audiences.

Strategic Communications

Our strategic communications team advises high-profile individuals and companies faced with sensitive situations or looking to raise, reposition, or rehabilitate their public profiles. We also help studios and filmmakers deal with controversial movies.

Much of the activities of our strategic communications team involves orchestrating high-stakes communications campaigns in response to sensitive, complex situations where clients seek to rehabilitate their public profiles. We also help companies define objectives, develop messaging, create brand identities, and construct long-term strategies to achieve specific goals, as well as manage functions such as media relations or internal communications on a day-to-day basis. The strategic communications team focuses on strategic communications counsel, corporate positioning, brand enhancement, media relations, reputation and issues management, litigation support and crisis management and communications. Our clients include major studios and production companies, record labels, sports franchises, media conglomerates, technology companies, philanthropic organizations, talent guilds, and trade associations, as well as a wide variety of high-profile individuals, ranging from major movie and pop stars to top executives and entrepreneurs.

Content Production

Dolphin Digital Studios

Through Dolphin Digital Studios, we create original content to premiere online, in the form of “web series”. Dolphin Digital Studios is instrumental in producing and distributing our web series and sourcing financing for our digital media projects. Premium online and mobile video is the largest growth sector for online and mobile advertising, with market leaders such as YouTube, Facebook, Verizon and AT&T investing in major initiatives around original programming. We target three distinct demographics for our “web series” activities:

We target three distinct demographics for our “web series” activities:

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tweens (roughly 9-14 years old);

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teens and young adults (roughly 14-24 years old); and

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general market (roughly 14-49 years old).

We expect to serve each of these demographics with different content, and we may have different distribution partners for each demographic.

Dolphin Films

Dolphin Films is a content producer of motion pictures. We also own the rights to several scripts that we intend to produce at a future date.

Digital and Film Production

Our in-house development team is continuously reviewing scripts for digital projects that are directed at one of our target demographics and that we believe we can produce within our normal planned budget range of $3.0 to $5.0 million. Our budget typically includes costs associated with purchase of the script, production of the project and marketing of the project. Occasionally, we hire writers to develop a script for an idea that we have internally. From the selection provided by our development team, our management reviews the scripts and evaluates them based on expected appeal to advertisers, available talent, budget for the production and available financing. We normally purchase a variety of scripts that we hold for future use. Not all scripts purchased will be produced. Some scripts revert back to the writer if they are not produced during a contractually agreed upon timeframe.

Once we have a stable of scripts, we present a variety of projects, based on these scripts, to online platforms such as Hulu, AOL, and Yahoo!. The online platform will typically evaluate the project based on its estimate of potential demand, considering the genre or demographic to which they are looking to appeal. Once an online platform selects a project, we enter into a distribution agreement with the online platform that outlines, among other things, our revenue share percentages (typically between 30% and 45%) and the length of time that the show will air on that online platform. Based on agreements with the online platforms and advertisers, our management then makes the decision to “greenlight” or to approve, a project for production.

Our goal is also to produce young adult and family films, and our in-house development team reviews scripts for motion pictures in this genre that can be produced within a budget range of $6.0 to $9.0 million. Our budget includes the cost of acquiring the script and producing the motion picture. We finance our motion pictures with funds from investors and the financing from international licensing agreements for the motion picture.

The production of digital projects and motion pictures is very similar. Once management greenlights a project, the pre-production phase, including the hiring of a director, talent, various crew and securing locations to film, begins. We may become signatories to certain guilds such as Screen Actors Guild, Directors Guild of America and Writers Guild of America in order to allow us to hire directors and talent for our productions. We typically hire crew members directly and engage a production service company to provide us with, among other things, the crew, equipment and a production office or use a combination of the two alternatives. Directors and talent are typically compensated a base amount for their work. In addition, directors and talent who are members of various guilds may receive remuneration from “residuals” that we pay to the various guilds based on the performance of our productions in ancillary markets. To better manage our upfront production costs, we sometimes structure our agreements with talent to allow them to participate in the proceeds of the digital project or motion picture in exchange for reduced upfront fixed payments, regardless of the project’s success.

The decision of where to produce the project is often based on incentive tax programs implemented by many states and foreign countries to attract film production in their jurisdictions as a means of economic development. These incentives normally take the form of sales tax refunds, transferable tax credits, refundable tax credits or cash rebates that are calculated based on a percentage spent in the jurisdiction offering the incentive. The pre-production phase may take several months and is critical to the success of the project.

The length of time needed to film varies by project but is typically between three and six weeks. Once the filming is completed, the project will enter the post-production phase, which includes film and sound editing, and development of special effects, as needed. Depending on the complexity of the work to be done, post-production may take from two to six months to complete.

Over the last seven years, we produced and distributed Cybergeddon in partnership with Anthony Zuiker, creator of CSI, Hiding, and South Beach-Fever, and were hired by Dolphin Entertainment, LLC to provide production services for Aim High produced by Dolphin Entertainment, LLC in conjunction with Warner Brothers. Cybergeddon and Aim High have been recognized for their quality and creativity, earning multiple award nominations. Cybergeddon has won a Streamy Award and Aim High has won a WGA Award. Dolphin Films also produced the motion picture, Max Steel, that was released in 2016.

In 2017, we released a new digital project showcasing favorite restaurants of NFL players throughout the country on Destination America, a digital cable and satellite television channel. We did not derive any revenues from this initial release.

Our pipeline of feature films includes:

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Youngblood, an updated version of the 1986 hockey classic;

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Out of Their League, a romantic comedy pitting husband against wife in the cut-throat world of fantasy football; and

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Ask Me, a teen comedy in which a high-school student starts a business to help her classmates create elaborate Promposals.

We have completed development of each of these feature films, which means that we have completed the script and can begin pre-production if and when financing is obtained.

Digital and Film Distribution

Our digital productions for ad-based video on demand (AVOD) platforms have premiered on online platforms such as Yahoo! and Hulu. Distribution agreements with online platforms are for a limited period, typically six months. Once the contract expires, we have the ability to distribute our productions in ancillary markets such as through home entertainment, subscription-based video on demand (SVOD), such as Netflix, pay television, broadcast television, foreign and other markets. Our ability to distribute these productions in ancillary markets is typically based on the popularity of the project during its initial online distribution.

Similar to distribution of digital productions described above, the economic life of motion pictures is composed of different phases. The motion picture is initially distributed in theaters. A successful motion picture may remain in theaters for several months, after which we have the ability to distribute the motion picture in ancillary markets such as home entertainment, PPV, VOD, EST, SVOD, AVOD, digital rentals, pay television, broadcast television, foreign and other markets. Concurrent with their release in the U.S., motion pictures are generally released in Canada and may also be released in one or more other foreign markets.

Theatrical distribution refers to the marketing and commercial or retail exploitation of motion pictures. Typically, we enter into an agreement with a distributor to place our films in theatres for a distribution fee. Pursuant to the agreement, the distribution fee varies depending on whether we provide our own prints and ads (P&A) financing or whether the distributor finances the P&A.

Digital and Film Financing

We have financed our acquisition of the rights to certain digital projects and motion picture productions through a variety of financing structures including equity finance agreements, subscription agreements and loan and security agreements.

Recent Developments

Acquisition of The Door

On July 5, 2018, referred to as the Closing Date, we entered into an agreement and plan of merger, referred to as the Merger Agreement, together with Lois O’Neill and Charles Dougiello, collectively referred to as the Members, The Door Marketing Group, LLC, a New York limited liability company, referred to as The Door, and Window Merger Sub, LLC, a New York limited liability company and our wholly owned subsidiary, referred to as Merger Sub. On the Closing Date, The Door merged with and into Merger Sub, with Merger Sub surviving the merger and continuing as our wholly owned subsidiary. Upon consummation of the merger, Merger Sub changed its name to The Door Marketing Group, LLC. The Door is an entertainment public relations agency, offering talent publicity, strategic communications and entertainment content marketing.

The total consideration payable to the Members in respect of the merger is comprised of the following: (i) $2.0 million in shares of our common stock based on a price of $3.25 per share, (ii) $2.0 million in cash (as adjusted for certain working capital and closing adjustments and transaction expenses) and (iii) up to an additional $7.0 million of contingent consideration in a combination of cash and shares of common stock upon the achievement of specified financial performance targets over a four-year period as set forth in the Merger Agreement. On the Closing Date, we issued to the Members an aggregate of $1.0 million in shares of common stock and paid the Members an aggregate of $1.0 million in cash. Pursuant to the Merger Agreement, we have agreed to issue to the Members an additional $1.0 million in shares of common stock and pay to the Members $1.0 million in cash on January 2, 2019.

Each of the Members has entered into a four-year employment agreement with The Door, pursuant to which each Member has agreed not to transfer any shares of common stock received as consideration in connection with the merger in the first year following the Closing Date, no more than 1/3 of such shares in the second year following the Closing Date and no more than an additional 1/3 of such shares in the third year following the Closing Date.

Additionally, we entered into a registration rights agreement with the Members, pursuant to which the Members are entitled to rights with respect to the registration under the Securities Act of the common stock received by them in connection with the merger. We will bear all fees, costs and expenses of underwritten registrations under such agreement, other than underwriting discounts and commissions. Subject to certain lock-up provisions under the employment agreements with the Members, at any time after July 5, 2019, we are required, upon the request of Members holding at least a majority of the shares of common stock received in connection with the merger, to file up to two registration statements on Form S-3 or any similar short form registration statement covering up to 100% of such shares.

Acquisition Financing

On the Closing Date, we issued an 8% secured convertible promissory note, referred to as the Note, in the principal amount of $1.5 million to Pinnacle Family Office Investments, L.P., referred to as Pinnacle, pursuant to a Securities Purchase Agreement, dated as of the Closing Date, between us and Pinnacle. We used the proceeds of the Note to finance the cash consideration paid to the Members on the Closing Date.

Our obligations under the Note are secured primarily by a lien on the assets of The Door and any of our subsidiaries formed after the Closing Date to a Security Agreement, dated as of the Closing Date, subject to certain exclusions. Additionally, The Door guaranteed our obligations under the Note pursuant to a Subsidiary Guarantee dated as of the Closing Date.

We must pay interest on the principal amount of the Note, at the rate of 8% per annum, in cash on a quarterly basis. The Note matures on January 5, 2020. We may prepay the Note in whole, but not in part, at any time prior to maturity; however, if we voluntarily prepay the Note, we must (i) pay Pinnacle a prepayment penalty equal to 10% of the prepaid amount and (ii) issue to Pinnacle warrants to purchase 100,000 shares of common stock with an exercise price equal to $3.25 per share. Pinnacle is entitled to certain piggyback registration rights at any time after July 5, 2019 with regard to shares of our common stock issuable upon conversion of the Note. The Note also contains certain customary events of default. The holder may convert the Note into shares of our common stock at any time at a price per share equal to $3.25, subject to adjustment for stock dividends, stock splits, dilutive issuances and subsequent rights offerings. Conversions will lower the outstanding principal amount and, at the Company’s election, accrued and unpaid interest.

Departure of 42West Publicists

In June 2018, three of 42West’s senior publicists and their related staff left the firm to form their own company. While we are currently evaluating the impact of these departures, we expect that such departures will have at least a short-term negative impact on 42West’s revenues and results of operations.

Our Company Background

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our principal executive offices are located at 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, New York, 10016 and 1840 Century Park East, Suite 700, Los Angeles, California 90067. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

The Offering
Common stock offered by us	250,000 shares.
Offering Price	$3.00 per share.
Shares of common stock to be outstanding immediately after this offering(1)	13,933,540 shares of common stock.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” for additional information.
Risk factors

Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Common stock symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

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(1)

The number of shares of our common stock outstanding is based on 13,683,540 shares outstanding as of September 5, 2018, which excludes:

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As of June 30, 2018, 3,089,368 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.09 per share;

•

shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;

•

1,012,292 shares of our common stock issuable in connection with the 42West acquisition to be issued as earn-out consideration in equal installments over a three-year period beginning in 2018;

•

196,507 shares of our common stock issuable upon the conversion of eight convertible promissory notes in the aggregate principal amount of $625,000 (calculated based on the 90-trading day average price per share as of September 5, 2018);

•

946,525 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan;

•

307,693 shares of our common stock issuable in connection with the Merger. In addition, the Members may earn up to 1,538,462 additional shares if certain financial targets are met over a three-year period; and

•

500,000 shares of our common stock issuable upon the conversion of the Note issued to Pinnacle.

In addition, pursuant to put agreements with the principals from whom we acquired 42West, we have agreed to purchase up to an aggregate of 1,187,094 shares of common stock from such persons during certain specified exercise periods until December 2020 at a purchase price of $9.22 per share. Since June 30, 2018, we have purchased 32,538 shares of common stock for an aggregate of 454,439 shares of common stock purchased under such agreements. We also entered into put agreements with three 42West employees with change of control provisions in their employment agreements. We agreed to purchase up to 50% of the shares of common stock to be received by the employees in satisfaction of the change of control provision in their employment agreements at a purchase price of $9.22 per share. Since June 30, 2018, we have purchased 68,966 shares of common stock from these employees and may purchase up to 10,123 shares of common stock over the next three years.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and in the accompanying prospectus and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to this Offering and our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The public offering price for the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.10 per share to our existing shareholders, and an immediate dilution of $4.29 per share to investors purchasing shares in this offering, based on an initial public offering price of $3.00 per share. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the public offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of shares of our common stock, which may negatively affect the market price of our common stock.

To operate our business, we may need to raise additional capital through sales of our common stock or securities exercisable for or convertible into shares of our common stock. Future sales of our common stock, or securities exercisable for or convertible into shares of our common stock, including shares of our common stock issued upon exercise of warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus supplement, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described herein and in the other documents incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of the shares in this offering at a public offering price of $3.00 per share, after deducting estimated offering expenses payable by us, will be approximately $730,000.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We will have broad discretion over the manner in which the net proceeds of the offering will be applied, and we may not use these proceeds in a manner desired by our shareholders.

DILUTION

If you invest in the common stock being offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible deficit as of June 30, 2018 was approximately $(15.4) million, or approximately $(1.39) per share. Net tangible deficit per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of June 30, 2018.

Dilution in net tangible book value per share represents the difference between the public offering price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of shares in this offering, assuming all shares are sold, at a public offering price of $3.00 per share, after deducting estimated offering expenses payable by us, our net tangible book value as of June 30, 2018 would have been approximately $(14.7) million, or approximately $(1.29) per share of common stock. This represents an immediate increase of $0.10 in net tangible book value per share to our existing shareholders and an immediate dilution of $4.29 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Public offering price per share	$3.00
Net tangible book value deficit per share as of June 30, 2018	$(1.39)
Increase in net tangible book value per share attributable to new investors	$0.10
Adjusted net tangible book value deficit per share as of June 30, 2018, after giving effect to the offering	$(1.29)
Dilution per share to new investors in the offering	$4.29

The above discussion and tables do not include the following:

•	As of June 30, 2018, 3,089,368 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.09 per share;
•	shares of our common stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding;
•	1,012,292 shares of our common stock issuable in connection with the 42West acquisition to be issued as earn-out consideration in equal installments over a three-year period beginning in 2018;
•

196,507 shares of our common stock issuable upon the conversion of eight convertible promissory notes in the aggregate principal amount of $625,000 (calculated based on the 90-trading day average price per share as of September 5, 2018);

•	946,525 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan;
•

307,693 shares of our common stock issuable in connection with the Merger. In addition, the Members may earn up to 1,538,462 additional shares if certain financial targets are met over a three-year period; and

•	500,000 shares of our common stock issuable upon the conversion of the Note issued to Pinnacle.

In addition, pursuant to put agreements with the principals from whom we acquired 42West, we have agreed to purchase up to an aggregate of 1,187,094 shares of common stock from such persons during certain specified exercise periods until December 2020 at a purchase price of $9.22 per share. Since June 30, 2018, we have purchased 32,538 shares of common stock for an aggregate of 454,439 shares of common stock purchased under such agreements. We also entered into put agreements with three 42West employees with change of control provisions in their employment agreements. We agreed to purchase up to 50% of the shares of common stock to be received by the employees in satisfaction of the change of control provision in their employment agreements at a purchase price of $9.22 per share. Since June 30, 2018, we have purchased 68,966 shares of common stock from these employees and may purchase up to 10,123 shares of common stock over the next three years.

PLAN OF DISTRIBUTION

We are offering 250,000 shares of common stock under this prospectus supplement directly to Pegasus Capital II, LP, referred to as Pegasus, in a privately negotiated transaction in which no party is acting as an underwriter or placement agent. Similarly, no broker or dealer has been retained by us in connection with this offering. Under a subscription agreement entered into between us and Pegasus, we have agreed to sell to Pegasus, and Pegasus has agreed to purchase from us, an aggregate of 250,000 shares of common stock at a purchase price of $3.00 per share.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2017 and 2016 and for each of the years then ended incorporated by reference in this prospectus supplement and in the registration statement of which this prospectus supplement forms a part have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of The Door Marketing Group, LLC as of December 31, 2017 and for the year then ended, incorporated by reference in this prospectus supplement and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, independent auditors, as set forth in their report which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dolphinentertainment.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 9, 2018;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed with the SEC on May 15, 2018 and August 14, 2018, respectively;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2018;
•

our Current Reports on Form 8-K, filed with the SEC on March 21, 2018, May 3, 2018, June 11, 2018, July 11, 2018 (two reports), July 24, 2018, August 22, 2018, September 11, 2018 and September 19, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A filed on December 19, 2017 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus supplement does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dolphin Entertainment, Inc.
Attn: Mirta A. Negrini
2151 Le Jeune Road, Suite 150-Mezzanine
Coral Gables, FL 33134
(305) 774-0407

PROSPECTUS

DOLPHIN ENTERTAINMENT, INC.

$30,000,000

Common Stock
Warrants
Units

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We are Dolphin Entertainment, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, warrants and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $30,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our common stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

As of January 30, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $19,990,000, which was calculated based on 6,057,720 shares of outstanding common stock held by non-affiliates and on a price per share of $3.30, the closing price of our common stock on January 30, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $30,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Dolphin Entertainment, Inc., a Florida corporation, and its consolidated subsidiaries.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

OUR COMPANY

Overview

We are a leading independent entertainment marketing and premium content development company. Through our recent acquisition of 42West, LLC, referred to as 42 West, we provide expert strategic marketing and publicity services to all of the major film studios, and many of the leading independent and digital content providers, as well as for hundreds of A-list celebrities, including actors, directors, producers, recording artists, athletes and authors. Our strategic acquisition of 42West brings together premium marketing services with premium content production, which we believe creates significant opportunities to better strategically serve our constituents and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming, primarily aimed at family and young adult markets.

Entertainment Publicity

On March 30, 2017, we acquired 42West, one of the leading full-service marketing and public-relations firms in the entertainment industry, offering clients preeminent experience, contacts and expertise. The name 42West symbolizes the agency’s position in the nation’s largest entertainment markets: from Manhattan’s 42nd Street (where the firm got its start) to the West Coast (which it serves from its offices in Los Angeles). 42West’s professional capabilities are equally broad, encompassing talent, entertainment and targeted marketing, and strategic communications services.

42West grew out of The Dart Group, which Leslee Dart launched in 2004. Amanda Lundberg teamed up with Dart a few months later. In 2006, after Allan Mayer joined the partnership, the company was renamed 42West. Over the next ten years, 42West grew to become one of the largest independently-owned public-relations firms in the entertainment industry. In December 2017, the New York Observer listed 42West as one of the six most powerful PR firms of any kind in the United States.

Content Production

In addition to 42West’s leading entertainment publicity business, we are dedicated to the production of high-quality digital and motion picture content. We also intend to expand into television production in the near future. Our Chief Executive Officer, William O’Dowd, is an Emmy-nominated producer and recognized leader in family entertainment, with previous productions available in millions of homes worldwide. Mr. O’Dowd received 2017’s prestigious worldwide KidScreen Award for Best New Tween/Teen Series as Executive Producer of the sitcom “Raising Expectations,” starring Molly Ringwald and Jason Priestley. Films rated PG or PG-13 constituted 23 of the top 25 domestic grossing films in 2016, and family films are consistently the highest grossing category at the box office. We have developed a production pipeline of feature films aimed at the family market and are currently exploring television series aimed at the same market. Furthermore, we have had a dedicated division servicing the digital video market for over six years, during which time we have worked with most major ad-supported online distribution channels, including Facebook, Yahoo!, Hulu and AOL. Our digital productions have been recognized for their quality and creativity, earning multiple award nominations, a Streamy Award and a WGA Award.

Our Company Background

We were originally incorporated in the State of Nevada on March 7, 1995, and we subsequently domesticated in the State of Florida on December 4, 2014. Effective July 6, 2017, we changed our name from Dolphin Digital Media, Inc. to Dolphin Entertainment, Inc. Our principal executive offices are located at 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134. We also have offices located at 600 3rd Avenue, 23rd Floor, New York, New York, 10016 and 1840 Century Park East, Suite 700, Los Angeles, California 90067. Our telephone number is (305) 774-0407 and our website address is www.dolphinentertainment.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions and repurchases of our common stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 200,000,000 shares of common stock, par value $0.015 per share. As of January 30, 2018, there were 11,292,253 shares of our common stock outstanding.

Effective May 10, 2016, we amended our articles of incorporation to effectuate a 1-for-20 reverse stock split. Effective July 6, 2017, we amended our amended articles of incorporation to (i) change our name to Dolphin Entertainment, Inc.; (ii) cancel previous designations of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; (iii) reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares; and (iv) clarify the voting rights of the Series C Convertible Preferred Stock that, except as required by law, holders of Series C Convertible Preferred Stock will only have voting rights once the independent directors of the Board determine that an optional conversion threshold has occurred. Effective September 14, 2017, we amended our amended and restated articles of incorporation to effectuate a 1-for-2 reverse stock split.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2016, and earnings per share that has been retrospectively adjusted to reflect the 1-for-2 reverse stock split.

	Years ended December 31,
	2016	2015
Earnings Per Share
Basic and diluted:
As previously reported	($4.83)	($2.16)
Adjusted for reverse stock split	($9.67)	($4.32)

The following description of our common stock, and any description of our common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by the board of directors, or the Board, out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of common stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock. The rights of holders of common stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

Shares of Common Stock Reserved for Issuance

As of January 30, 2018, we had reserved for issuance:

•	an aggregate of 3,089,368 shares of our common stock issuable upon the exercise of outstanding warrants;
•

shares issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock outstanding. For a description of the conditions upon which the shares of Series C Convertible Preferred Stock become convertible, and the number of shares of common stock into which such preferred stock would be convertible upon satisfaction of such conditions, see “Series C Convertible Preferred Stock” below;

•

133,588 shares of our common stock issuable upon the conversion of nine convertible promissory notes in the aggregate principal amount of $875,000 (calculated based on the 90-trading day average price per share as of January 30, 2018); and

•

942,302 shares of our common stock issuable to the sellers in the 42West acquisition based on the achievement of specified financial performance targets over a three-year period, which we refer to as earn out consideration.

We granted the sellers in the 42West acquisition the right, but not the obligation, to cause us to purchase up to an aggregate of 1,187,094 of their shares of common stock received as consideration, for a purchase price of $9.22 per share, during certain specified exercise periods until December 2020. As of the date of this prospectus, we have repurchased 189,799 shares of common stock from the sellers pursuant to the put options.

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of our common stock.

Series C Convertible Preferred Stock

On February 23, 2016, we designated 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, which may be issued only to an “Eligible Series C Preferred Stock Holder” as defined below. As part of the merger consideration in our acquisition of Dolphin Films, Inc., on March 7, 2016, we issued 1,000,000 shares of Series C Convertible Preferred Stock to Dolphin Entertainment, LLC, an entity wholly owned by our President, Chairman and Chief Executive Officer, William O’Dowd. Effective July 6, 2017, we amended our articles of incorporation to reduce the number of Series C Convertible Preferred Stock outstanding in light of our 1-for-20 reverse stock split from 1,000,000 to 50,000 shares and to clarify the voting rights of the Series C Convertible Preferred Stock as described below.

Each share of Series C Convertible Preferred Stock will be convertible into one half of a share of common stock, subject to adjustment for each issuance of common stock (but not upon issuance of common stock equivalents) that occurred, or occurs, from the date of issuance of the Series C Convertible Preferred Stock (the “issue date”) or March 7, 2016, until the fifth (5th) anniversary of the issue date (i) upon the conversion or exercise of any instrument issued on the issue date or thereafter issued (but not upon the conversion of the Series C Convertible Preferred Stock), (ii) upon the exchange of debt for shares of common stock, or (iii) in a private placement, such that the total number of shares of common stock held by an “Eligible Class C Preferred Stock Holder” (based on the number of shares of common stock held as of the date of issuance) will be preserved at the same percentage of shares of common stock outstanding held by such Eligible Class C Preferred Stock Holder prior to such issuance. An Eligible Class C Preferred Stock Holder means any of (i) Dolphin Entertainment, LLC for so long as Mr. O’Dowd continues to beneficially own at least 90% and serves on the board of directors or other governing entity, (ii) any other entity in which Mr. O’Dowd beneficially owns more than 90%, or a trust for the benefit of others, for which Mr. O’Dowd serves as trustee and (iii) Mr. O’Dowd individually. Series C Convertible Preferred Stock will only be convertible by the Eligible Class C Preferred Stock Holder upon our company satisfying one of the “optional conversion thresholds”. Specifically, a majority of the independent directors of the Board, in its sole discretion, must have determined that we accomplished any of the following (i) EBITDA of more than $3.0 million in any calendar year, (ii) production of two feature films, (iii) production and distribution of at least three web series, (iv) theatrical distribution in the United States of one feature film, or (v) any combination thereof that is subsequently approved by a majority of the independent directors of the Board based on the strategic plan approved by the Board. While certain events may have occurred that could be deemed to have satisfied this criteria, (including the distribution of feature film, Max Steel) the independent directors of the Board have not yet determined that an optional conversion threshold has occurred. Except as required by law, holders of Series C Convertible Preferred Stock will only have voting rights once the independent directors of the Board determine that an optional conversion threshold has occurred. Only upon such determination, will the Series C Convertible Preferred Stock be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of common stock and will be entitled to that number of votes equal to three votes for the number of Conversion Shares (as defined in the Series C Convertible Preferred Stock Certificate of Designation) into which such Holder’s shares of the Series C Convertible Preferred Stock could then be converted.

Registration Rights

In connection with the 42West acquisition, on March 30, 2017, we entered into a registration rights agreement with the sellers. Pursuant to the registration rights agreement, as of January 30, 2018, the sellers are entitled to rights with respect to the registration under the Securities Act of up to 25% of the aggregate of (i) 1,227,665 shares of our common stock that we issued to the sellers as consideration in the acquisition and (ii) up to 942,302 shares of our common stock that we may issue to the sellers as earn out consideration. We refer to these shares as registrable securities.

Generally, the registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the sellers to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We have agreed to pay the fees, costs and expenses of underwritten registrations under the registration rights agreement.

Demand Registration Rights

At any time after March 30, 2018, we will be required, upon the request of sellers holding at least a majority of the registrable securities, to file a registration statement on Form S-1 and use our reasonable efforts to effect a registration covering up to 25% of the registrable securities. We are required to effect only one registration on Form S-1. The right to have the registrable securities registered on Form S-1 is subject to other specified conditions and limitations.

Form S-3 Registration Rights

As we are now eligible to file a registration statement on Form S-3, upon the request of the sellers holding at least a majority of the registrable securities, we will be required to use our reasonable efforts to effect a registration thereof on Form S-3 covering up to 25% of the consideration received by the sellers. We are required to effect only one registration on Form S-3. The right to have the registrable securities registered on Form S-3 is subject to other specified conditions and limitations.

Perrone Piggyback Registration Rights

Pursuant to a debt exchange agreement, a purchase agreement and a termination agreement, we granted Stephen Perrone, a greater than 5% shareholder of our company, piggyback registration rights with respect to 1,170,000 shares of common stock that he received upon exercise of Class J and Class K warrants.

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a majority vote of the Board or by the holders of not less than 40% of all the shares entitled to vote.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DLPN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of common stock. The warrants may be issued independently or together with shares of common stock offered by this prospectus and may be attached to or separate from those shares of common stock.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number, and terms of shares of common stock purchasable upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the related common stock will be separately transferable;
•	the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any information with respect to book-entry procedures;
•	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the material U.S. federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by a warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase, or otherwise acquire common stock, as a dividend or distribution to holders of our common stock;

•	pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or
•

issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of common stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations, or changes of the common stock;
•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of common stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of January 30, 2018, we had outstanding:

•

an aggregate of 1,612,115 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $4.12 to $10.00 per share and expiration dates ranging from January 31, 2018 to January 31, 2020; and

•

an aggregate of 1,477,253 shares of our common stock issuable upon the exercise of outstanding warrants issued in connection with a public offering pursuant to a registration statement on Form S-1, as amended, that became effective on December 20, 2017. The warrants have an exercise price of $4.74 per share and expire three years after the date of issuance. We refer to these warrants as the “$4.74 registered warrants”.

Listing of the $4.74 Registered Warrants

The $4.74 registered warrants are listed on the Nasdaq Capital Market under the symbol “DLPNW.” There is no assurance that any warrants registered hereunder that we issue, if any, will be listed on the Nasdaq Capital Market or on any other securities exchange or otherwise admitted for trading on any over-the-counter market. Any such listing or admittance for trading will be described in the applicable prospectus supplement relating to such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;
•	the respective amounts underwritten;
•	the nature of any material relationship between us and any underwriter;
•	the nature of the obligation of the underwriter(s) to take the securities;
•	the purchase price of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and the net proceeds we will receive from such sale;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of Dolphin Entertainment, Inc. as of December 31, 2016 and 2015 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of 42West, LLC as of December 31, 2016 and 2015 and for each of the years then ended, incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of BDO USA, LLP, independent auditors, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dolphinentertainment.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•

our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 17, 2017, as amended on May 1, 2017, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on May 19, 2017;

•	our Quarterly Reports on Form 10-Q for quarters ended March 31, 2017, June 30, 2017 and September 30 30, 2017, filed with the SEC on May 22, 2017, August 21, 2017 and November 17, 2017, respectively;
•	our Current Reports on Form 8-K or Form 8-K/A, filed on December 26, 2017, September 19, 2017, July 6, 2017, June 9, 2017, April 5, 2017, February 23, 2017 and January 5, 2017; and
•

the description of our common stock contained in our registration statement on Form 8-A filed on December 19, 2017 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dolphin Entertainment, Inc.

Attn: Mirta A. Negrini

2151 Le Jeune Road, Suite 150-Mezzanine
Coral Gables, FL 33134

(305) 774-0407

$750,000

Dolphin Entertainment, Inc.

Common Stock

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PROSPECTUS SUPPLEMENT

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